POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Corn Products International, Inc., a Delaware corporation (the ?Company?), does hereby severally make, constitute and appoint
MARY ANN HYNES, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of the Company, his true and lawful attorney to execute, deliver and file, for and on his behalf, any and all reports on Forms 3, 4 and 5 relating to beneficial ownership of securities issued by the Company, until such date as the undersigned ceases to be required to file such reports.

	IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of Attorney this 27th day of August, 2010.

					/s/ Wayne M. Hewett
					Wayne M. Hewett



UNITED STATES OF AMERICA	)
STATE OF ILLINOIS			)
COUNTY OF COOK			)


	On this 27th day of August, 2010, before me, a Notary Public of the State of Illinois, United States of America, personally came
Wayne M. Hewett, to me known, and known to me to be the individual described in and who executed the foregoing instrument and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned. Given under my hand and official seal this 27th day of August, 2010.


					/s/ Linda C. Bessell
					Notary Public
					My commission expires July 13, 2013